SUBORDINATION AND INTERCREDITOR AGREEMENT


        THIS AGREEMENT made as of June 6, 1996 (this "Agreement"), by and among VON ROLL HOLDING AG, a corporation, organized under the laws of Switzerland, having a place of business at Gerlafingen, Switzerland ("Subordinated Creditor"), NEW JERSEY STEEL CORPORATION, a corporation organized under the laws of the State of Delaware, having its principal place of business at North Crossman Road, Sayreville, New Jersey 08872 ("Company"), and MIDLANTIC BANK, NATIONAL ASSOCIATION, a national banking association, having an office located at 100 Walnut Avenue, Clark, New Jersey 07066 ("Senior Lender").

                     W I T N E S S E T H :

        In order to induce the Senior Lender to make financial accommodations to the Company, and for other good and valuable consideration, the receipt and adequacy of which are each hereby acknowledged, the Subordinated Creditor and the Company hereby agree with the Senior Lender that, so long as any Senior Indebtedness (as hereinafter defined) is outstanding or committed to be advanced, it will comply with such of the following provisions of this Agreement as are applicable to it:

          Certain Definitions.

          Senior Indebtedness. The term "Senior Indebtedness" shall mean any and all loans, advances, extensions of credit, indebtedness, obligations and liabilities, now existing or hereafter arising, direct or contingent, of the Company to the Senior Lender outstanding from time to time, including, without limitation those arising under (a) that certain Amended and Restated Loan and Security Agreement dated as of the date hereof, as the same may be amended, modified, supplemented or replaced from time to time (the "Loan Agreement") by and between the Company and the Senior Lender, (b) those certain notes issued by the Company to the order of the Senior Lender listed on Schedule A attached hereto, as such notes may be amended, modified, supplemented or replaced from time to time (collectively referred to as the "Note"), and (c) any future loans, advances or extensions of credit in connection with the Loan Agreement or the Note from time to time made to the Company by the Senior Lender, including any such future loans or advances or extensions of credit made prior to, during, or following any proceeding in respect of any Reorganization, as defined in Section 3.2 hereof (regardless of the extent to which the foregoing of this Section 1.1 is enforceable against the Company and regardless of the extent to which such amounts are allowed as claims against the Company in any Reorganization, and including any interest thereon accruing after the commencement of any Reorganization and any other interest that would have accrued thereon but for the commencement of such Reorganization). For purposes hereof, the term Senior Lender shall mean Midlantic Bank, National Association and its successors and assigns. All Senior Indebtedness shall be entitled to the benefits of this Agreement without notice thereof being given to the Subordinated Creditor.

          Subordinated Indebtedness. The term "Subordinated Indebtedness" shall mean all existing and hereafter arising indebtedness, obligations and liabilities of the Company to the Subordinated Creditor or any Affiliate
(as hereinafter defined), whether direct or contingent, and all claims, rights, causes of action, judgments and decrees in respect of the foregoing, including, without limitation, all indebtedness and obligations under the agreement(s) and/or note(s) listed on Schedule B attached hereto
(collectively referred to as the "Subordinated Note" and any other agreements, documents or instruments evidencing or relating to any Subordinated Indebtedness being hereinafter collectively referred to as the "Subordinated Agreements") except that amounts payable by Company to Subordinated Creditor for technical services and management consulting and operational services actually rendered under the Technical Services and Management Consulting Agreement dated April 1, 1987, between Subordinated Creditor and Company, shall not be Subordinated Indebtedness to the extent such amounts payable are no less favorable to Company than those that could be obtained from unaffiliated third parties for similar services.

          Other Terms. Capitalized terms not expressly defined herein shall have the meanings given to such terms in the Loan Agreement.

          Subordinated Creditor and Company Representations and Warranties. The Subordinated Creditor and the Company each hereby represents and warrants to the Senior Lender that, (i) at the date hereof, the total outstanding and unpaid Subordinated Indebtedness owing by the Company to the Subordinated Creditor pursuant to the Subordinated Agreements is $11,131,298.77; (ii) there is no existing default, and no event has occurred which, with the mere passage of time or notice or both, would result in a default, in respect of any of the Subordinated Indebtedness; (iii) the Subordinated Creditor is the holder of the Subordinated Agreements free and clear of all liens, claims and encumbrances, and the Subordinated Creditor is not subject to any contractual limitation or restriction which would impair in any way its ability to execute or perform its obligations under this Agreement; (iv) true, accurate and complete copies of the Subordinated Agreements is attached hereto as Exhibit A, and (v) this Agreement is the legal, valid and binding obligation of Subordinated Creditor and the Company.

           Terms of Subordination.

           No Transfer. The Subordinated Creditor will not sell, transfer, assign or otherwise dispose of any of the Subordinated Indebtedness except
(i) with the prior written consent of the Senior Lender and (ii) to a person who agrees in advance in writing, pursuant to an agreement in form and substance acceptable to the Senior Lender, to become a party hereto. The Subordinated Creditor shall give the Senior Lender at least thirty (30) days' prior written notice of any such proposed transfer stating the identity of the transferee and providing such other information as the Senior Lender shall reasonably require. Without limiting the obligations and liabilities of the Subordinated Creditor under this Section 3.1, upon any sale, transfer or other disposition of any of the Subordinated Indebtedness at any time, the transferee thereof shall, automatically and without further action, become bound by all of the terms and obligations of this Agreement as if it were the Subordinated Creditor and for all purposes of this Agreement the term "Subordinated Creditor" shall include any such transferees of any Subordinated Indebtedness.

           Pledge:  Payment Subordinated and Assignment.

           The Subordinated Creditor hereby pledges and assigns to the Senior Lender all Subordinated Indebtedness and covenants and agrees to deliver to Senior Lender as and when executed all instruments evidencing the Subordinated Indebtedness.

           Anything in the Subordinated Agreements to the contrary notwithstanding, the payment of the Subordinated Indebtedness is and shall be expressly subordinate and junior in right of payment and exercise of remedies to the prior payment in full in cash of the Senior Indebtedness. The Subordinated Indebtedness is hereby subordinated as a claim against the Company or any of the assets of, or ownership interests in, the Company whether such claim be (a) in the event of any distribution of the assets of the Company upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving the Company or the readjustment of the liabilities of the Company or any assignment for the benefit of creditors or any marshalling of the assets or liabilities of the Company (collectively called a "Reorganization"), or (b) other than in connection with a Reorganization, to the prior payment in full in cash of the Senior Indebtedness.

           In furtherance of the foregoing of this Section 3.2, the Company will not make, and no holder of any Subordinated Indebtedness will accept or receive, any payment or transfer of or in respect of any Subordinated Indebtedness until all the Senior Indebtedness has been paid and satisfied in full in cash, except so long as at the time of the payment
(A) no Event of Default or Unmatured Event of Default exists under any Senior Indebtedness and no default exists under any Subordinated Indebtedness, and no event exists or occurs that upon notice or lapse of time or both would constitute a default under any Subordinated Indebtedness, (B) the principal amount outstanding under the Revolving Loan immediately before and after the payment on the Subordinated Indebtedness and reasonably expected to be outstanding on the Revolving Loan for the ninety (90) day period following such payment shall not exceed the Revolving Loan Limit on such date and the Revolving Loan Limit reasonably expected during such ninety (90) day period, and (C) the Company's Payables are Current and it is reasonably expected that the Company's payables will remain Current for the next ninety (90) days, then (a) the Company may pay and the Subordinated Creditor may receive (I) the scheduled quarterly payments of interest due on the Subordinated Indebtedness in the amount due or so much thereof as may be paid and still be in compliance with the conditions precedent set forth in Subsections (A),
(B) and (C) above, and (II) up to fifty percent (50%) of the Net Proceeds of the sale of the Keasbey Property as a payment against the Subordinated Indebtedness, and (b) after December 1, 1996, the Company may make and the Subordinated Creditor may receive one payment in each fiscal quarter of the Borrower; so long as in addition to the conditions precedent set forth in Subsections (A), (B) and (C) above, (X) Senior Lender has been in receipt for at least 10 days of the most recent financial statements required to be delivered by the Company under Sections 5.5(a) and 5.5(c) of the Loan Agreement and such financial statements evidence Cash Flow Availability,
(Y) the quarterly payment is made within 15 days after Senior Lender has received the most recent financial statements referred to in Subsection
(X) above, and (Z) the payment is not in an amount greater than the Cash
Flow Availability as evidenced by the most recent financial statements referred to in Subsection (X) above.

           Without limiting any of the respective rights or obligations of the parties under this Agreement, no holder of any Subordinated Indebtedness shall or shall cause, suffer or permit any entity, controlling, controlled by, or under common control with the Subordinated Creditor (an "Affiliate") to, set off against, or otherwise reduce, with or without the consent of the Company or any other person, any Subordinated Indebtedness by reason of any amount owed by or other obligation of such holder of Subordinated Indebtedness or Affiliate, and for all purposes of this Agreement any such set off or reduction shall be deemed and constitute a payment on the Subordinated Indebtedness.

           Distributions in Reorganization. In the event of any Reorganization relative to the Company or its property, all of the Senior Indebtedness shall first be paid in full in cash before any payment on account of or in respect of the Subordinated Indebtedness is made, and in any such proceedings any payment or distribution of any kind or character, whether in cash or property or securities which may be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to the Senior Lender for application in payment of the Senior Indebtedness, unless and until all such Senior Indebtedness shall have been paid and satisfied in full in cash. The holder of the Subordinated Indebtedness does hereby irrevocably authorize the Senior Lender to prove and vote any and all claims in such proceedings on the Subordinated Indebtedness, and to accept and receive any payment or distribution, and to do any and all things and to execute all instruments necessary to effectuate the foregoing. In the event that, notwithstanding the foregoing, upon any such Reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be immediately paid over to the holder of the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holder of such Senior Indebtedness.

           Effect of Provisions. The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the holder of Senior Indebtedness on the one hand and the holder of the Subordinated Indebtedness on the other hand, and none of such provisions shall impair, as between the Company and the holder of the Subordinated Indebtedness, the obligations of the Company, which are unconditional and absolute, to pay to such holder all of the Subordinated Indebtedness in accordance with the terms thereof, nor, except as provided in Section 8 below, shall any such provisions prevent the holder of Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law or under the terms of such Subordinated Agreements upon a default thereunder, subject to the rights, if any, of the holder of Senior Indebtedness under the provisions of this Agreement.

           Subrogation, Etc. The holder of the Subordinated Indebtedness shall not be subrogated to the rights of the holder of the Senior
Indebtedness in respect of payments or distributions of assets of, or ownership interests in, the Company made on the Senior Indebtedness until the Senior Indebtedness shall have been paid in full in cash.

           Agreement to Hold in Trust. If the holder of Subordinated Indebtedness shall receive any payment on account of the Subordinated Indebtedness in violation of this Agreement, it shall hold such payment in trust for the benefit of the holder of the Senior Indebtedness and, promptly upon discovery or notice of such violation, pay it over to such holder for application in payment of the Senior Indebtedness.

           Amendments to Subordinated Agreements/Additional Liens on Collateral. The Subordinated Creditor covenants and agrees that, unless the Senior Lender otherwise consents thereto in writing, it will not amend or modify any provision of any of the Subordinated Agreements or obtain additional liens or security interests on any property or assets of the Company unless there have been granted liens or security interests in favor of the Senior Lender as security for any of the Senior Indebtedness and then the liens or security interests granted to the Subordinated Creditor shall not exceed those granted to the Senior Lender and shall be fully subject to this Agreement.

           Requirement of Notice. The Subordinated Creditor agrees to notify the Senior Lender immediately upon the happening of any of the following:
(i) the occurrence of any payment default under any of the Subordinated Agreements; or (ii) the Subordinated Creditor having knowledge of the occurrence of any other material default under any of the Subordinated Agreements, or any event which upon notice or lapse of time or both would constitute such a default; or (iii) the granting of any waiver by the Subordinated Creditor of any default under any of the Subordinated Agreements; or (iv) any acceleration or notice of acceleration of any of the Subordinated Indebtedness.

            Legend. The Subordinated Creditor, for itself and its successors and assigns as holders of any of the Subordinated Indebtedness, and the Company, each covenant to cause each agreement and instrument representing or evidencing any of the Subordinated Indebtedness to have affixed upon it a legend noting that such agreement or instrument is subject to the terms and conditions of this Subordination Agreement and that any holder of such agreement or instrument agrees to be bound by the provisions of this Subordination Agreement.

            Limit on Right of Action. The Subordinated Creditor, for itself and its successors and assigns, agrees for the benefit of the holders of the Senior Indebtedness that so long as the Senior Indebtedness remains outstanding or committed to be advanced, the Subordinated Creditor will not, directly or indirectly, take any action to accelerate or demand payment by the Company of the Subordinated Indebtedness, to exercise any of its remedies in respect of the Subordinated Indebtedness, to initiate any Reorganization of, or litigation against, the Company in connection with any of the Subordinated Indebtedness, or to foreclose or otherwise realize on, or exercise any remedies with respect to, any security given by the Company or any other person to secure the Subordinated Indebtedness prior to the acceleration of the Senior Indebtedness, and then any such action or exercise shall be subject to this Agreement and to the Senior Lender's right, as the assignee of the Subordinated Indebtedness, to control the same. The foregoing provisions of this Section 8 are solely for the purpose of defining the relative rights of the holder of Senior Indebtedness on the one hand and the holder of the Subordinated Indebtedness on the other and shall not otherwise limit or affect any rights which the holder of the Subordinated Indebtedness may have against the Company under the terms of the Subordinated Agreements.

           The Subordinated Creditor's Junior Security; Waiver of Marshalling and Similar Rights. The Subordinated Creditor hereby confirms that, regardless of the relative times and method of attachment or perfection thereof or the order of filing or recording of financing statements, mortgages or other security agreements or documents, or anything in the Subordinated Agreements, this Agreement or any other document or any court order to the contrary, the security interests and liens granted or to be granted from time to time to secure the Senior Indebtedness, shall in all respects be prior and senior security interests and liens, superior to any security interests and liens granted or to be granted to the Subordinated Creditor in any assets of, or ownership interests in, the Company or any other person, it being the express intention of the parties that, notwithstanding anything in this Agreement or any other document or court order to the contrary, all liens and security interests granted to the Senior Lender from time to time shall be prior and superior to any liens or security interests granted to the Subordinated Creditor from time to time. Until the Senior Indebtedness shall have been paid in full in cash, no holder of any such Subordinated Indebtedness shall foreclose on or otherwise realize on or attempt to foreclose or realize on any collateral in which any holder of Senior Indebtedness has been granted a lien or security interest as security for such Senior Indebtedness prior to the acceleration of the Senior Indebtedness, and then any such foreclosure or action shall be subject to this Agreement and to the Senior Lender's right, as assignee of the Subordinated Indebtedness, to control the same. Subordinated Creditor waives, to the full extent permitted by applicable law, any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation, or other similar rights that may otherwise be available under applicable law or any other similar rights a junior creditor or junior secured creditor may have under applicable law.
In foreclosing on any of the Senior Lender's security interests and liens in any collateral securing any of the Senior Indebtedness in (the "Collateral"), so long as the Senior Lender proceeds in a commercially reasonable manner, the Senior Lender may proceed to foreclose on the Senior Lender's security interests and liens in any manner which the Senior Lender, in its sole discretion, chooses, even though a higher price might have been realized if the Senior Lender had proceeded to foreclose on the Senior Lender's security interests and liens in another manner.

            Release of Collateral. Without limiting any of the rights (including any of the foreclosure rights) of the Senior Lender under the Loan Agreement, the Note, or any documents delivered to secure the obligations of the Company to the Senior Lender in connection therewith or under the provisions of any applicable law, in the event that the Senior Lender releases or discharges its security interests in, or liens upon, any Collateral which is subject to a lien or security interest in favor of the Subordinated Creditor, such Collateral shall thereupon be deemed to have been released from all such liens and security interests, provided that the Senior Lender believes in good faith that any such released or discharged Collateral is being sold or transferred either (a) in the ordinary course of the Company's business or (b) following the occurrence of a default under the Senior Indebtedness and the giving of ten (10) days' prior written notice of any such proposed release to the Subordinated Creditor and under circumstances in which the seller of the Collateral shall have agreed that the proceeds of such sale under this clause (b) shall be applied to the payment of the Senior Indebtedness and the Subordinated Indebtedness in the order of priority provided in this Agreement. The Subordinated Creditor agrees that within ten (10) days following the Senior Lender's written request therefor, it will execute, deliver and file any and all such termination statements, lien releases and other agreements and instruments as the Senior Lender reasonably deems necessary or appropriate in order to give effect to the preceding sentence. The Subordinated Creditor hereby irrevocably appoints the holders of the Senior Indebtedness the true and lawful attorneys of the Subordinated Creditor for the purpose of effecting any such executions, deliveries and filings.

            Additional Rights of Senior Lender. If the Subordinated Creditor, in violation of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Company, the Company may interpose as a defense or plea the making of this Agreement and the Senior Lender may intervene and interpose such defense or plea in the Senior Lender's name or in the name of the Company. If the Subordinated Creditor shall attempt to enforce any security agreement, real estate mortgage, deed of trust or any lien instrument or other encumbrance in violation of the terms of this Agreement, the Senior Lender may by virtue of this Agreement restrain the enforcement thereof in the Senior Lender's name or in the name of the Company. If the Subordinated Creditor obtains any assets of the Company as a result of any administrative, legal or equitable action, or otherwise, the Subordinated Creditor agrees forthwith to pay, deliver and assign to the Senior Lender any such assets for the application to the Senior Indebtedness.

            Company's Additional Agreement. The Company agrees with the Senior Lender that it will not, without the Senior Lender's prior written consent, execute or deliver any negotiable instrument as evidence of the Subordinated Indebtedness or any part thereof, except as otherwise permitted by this Agreement.

            Rights of Senior Lender to Amend Loan Documents and Discontinue Senior Indebtedness. As between the Senior Lender and the Subordinated Creditor, the Senior Lender hereby reserves the right, and Subordinated Creditor agrees Senior Lender shall have the right , in Senior Lender's sole discretion, to modify, amend, waive or release any of the terms of the Loan Agreement, the Note, or any other document or agreement at any time executed by the Company or any other person securing or evidencing any of the Senior Indebtedness or any other document executed in connection with or relating to any of the Senior Indebtedness and to exercise or refrain from exercising any powers or rights which the Senior Lender may have thereunder, and such modification, amendment, waiver, release, exercise or failure to exercise shall not affect any of the Senior Lender's rights under this Agreement.
The Subordinated Creditor hereby agrees that the Senior Lender may from time to time in the Senior Lender's sole discretion amend any of the instruments and agreements evidencing or securing the Senior Indebtedness, grant extensions of time of payment or performance and make compromises and settlements with the Company or other creditors of the Company, without affecting the agreements of the Subordinated Creditor or Company hereunder. If at any time hereafter, the Senior Lender shall, in its own judgment, determine to discontinue the extension of credit to the Company, it may do so. This Agreement shall continue in full force and effect until the Senior Indebtedness shall have been paid in full in cash.

            Obligations Not Affected. All rights and interests of the Senior Lender, and all agreements and obligations of the Subordinated Creditor under this Agreement, shall remain in full force and effect irrespective of
(i) any lack of validity or enforceability of the Loan Agreement, the Note, or any other Relevant Document; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness, or any other amendment or waiver of or any consent to departure from the Loan Agreement, the Note, or any other Relevant Document; (iii) any exchange, release or nonperfection of the Collateral or any other collateral, or any release or amendment for waiver of or consent to departure from Loan Agreement, the Note, or any other Relevant Document; or (iv) any impairment of Collateral or any other circumstance that might otherwise constitute a defense available to, or in discharge of, the Company or the Subordinated Creditor.

            Further Assurances. Each of the Company and the Subordinated Creditor (for itself and its successors and assigns as holders of Subordinated Indebtedness) covenant to execute and deliver to the Senior Lender such further instruments and documents and take such further actions as the Senior Lender may from time to time reasonably request for the purpose of carrying out the provisions and intent of this Agreement.

            Von Roll Loan. (a) Subordinated Creditor represents and warrants to Senior Lender that the Von Roll Loan Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms; (b) In order to induce Senior Lender to enter into the Loan Agreement, Subordinated Creditor agrees with Senior Lender and for the benefit of Senior Lender, that Subordinated Creditor shall make available to the Company the funding provided for under the Von Roll Credit Agreement upon the terms and conditions, and at the times and in the manner, as set forth in the Von Roll Credit Agreement, and that Senior Lender may, at its option, in its own name or the name of the Company enforce such obligations, including, without limitation, the obligation to lend funds to keep the Company's payables Current; (c) Subordinated Creditor agrees not to amend, modify, terminate, supplement or replace the Von Roll Credit
Agreement without the prior written consent of Senior Lender.  1.   Notices.
All notices and other communications relating to this Agreement shall be in writing (including by telecopier) and shall be mailed certified, return receipt requested, or telecopied or personally served or sent by courier service to the applicable party at the addresses as provided below:

          If to the Company, to the following address:

               New Jersey Steel Corporation
               North Crossman Road
               Sayreville, New Jersey 08872
               Fax:  908-721-8933

          If to the Senior Lender, to the following address:

               Midlantic Bank, National Association
               Commercial Finance Department
               100 Walnut Avenue
               Clark, New Jersey  07066
               Fax:  908-396-2050


          If to the Subordinated Creditor, to the following address:

               Von Roll Holding AG
               CH4563 Gerlafingen
               Switzerland
               Fax:  011-41-65-34-2208


or to such other address or addresses as the party to whom such notice is directed may have designated in writing to the other parties hereto. All such notices and other communications shall be deemed given when delivered in person or by courier service, upon receipt of a telecopy or three (3) Banking Days after deposited, postage prepaid, for domestic United States mail or five (5) Banking Days after deposited, postage prepaid, for international mail.

            Successors; Continuing Effect, Etc. This Agreement is being entered into for the benefit of and shall be binding upon the holders of the Senior Indebtedness and the Subordinated Indebtedness, and their respective successors and assigns. This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect so long as there are both Senior Indebtedness and Subordinated Indebtedness outstanding or committed to be advanced. The liability of the Subordinated Creditor hereunder shall be reinstated and revived, and the rights of the holders of the Senior Indebtedness shall continue, with respect to any amount at any time paid on account of the Senior Indebtedness which shall thereafter be required to be restored or returned by the holders of the Senior Indebtedness in any Reorganization (including without limitation, any repayment made pursuant to any provision of Chapter 5 of Title 11, United States Code), all as though such amount had not been paid.

            Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and no modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by the Senior Lender and the Subordinated Creditor (unless such amendment or modification shall impose any additional obligations upon the Company, in which case such amendment or modification shall also require execution by the Company).

             CERTAIN WAIVERS.  SUBORDINATED CREDITOR, SENIOR LENDER AND
THE COMPANY EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON, ARISING OUT OF, OR IN ANY MANNER CONNECTED WITH THIS AGREEMENT, ANY OTHER AGREEMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. SUBORDINATED CREDITOR, SENIOR LENDER AND THE COMPANY EACH AGREE THAT THEY SHALL NOT SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION OR PROCEDURE BASED ON, ARISING OUT OF, OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR
ANY OTHER AGREEMENT EXECUTED IN CONNECTION HEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO, OR ANY OF THEM. NO PARTY HERETO WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS
NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION 20 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY
OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 20 WILL NOT BE FULLY
ENFORCED IN ALL INSTANCES.

             Consent to Jurisdiction, Service or Process. Subordinated Creditor, to the extent it may lawfully do so, hereby consents to the jurisdiction of the courts of the State of New Jersey and of the United States District Courts for the District of New Jersey, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of, or in any way connected with, its obligations arising hereunder or with respect to, or in any way connected with, the transactions contemplated hereby, and expressly waives any and all objections it may have (including, without limitation, any rights or privileges under any treaty or international convention to which the United States may be a party) as to venue, jurisdiction, or service of process in any of the said courts. In addition, to the extent it may lawfully do so, Subordinated Creditor hereby consents to the service or process by U.S. certified or registered mail, return receipt requested, addressed to the Subordinated Creditor at the address to which notices are to be given hereunder.

             Miscellaneous. This Agreement, which may be executed in any number of counterparts, shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the State of New Jersey. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. In the event of any conflict between the provisions of this Agreement and the provisions of any of the Subordinated Agreements, the provisions of this Agreement shall control. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective as to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.







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          IN WITNESS WHEREOF, each of the undersigned has caused this
Agreement to be executed by its duly authorized representative as of the day and year first above written.


ATTEST:                            VON ROLL HOLDING AG



                                   By:
                                             H. Georg Hahnloser
                                             Chief Operating Officer


                                   By:

                                   Name:     Rainer Rathje
                                   Title:    Vice Director Treasury



ATTEST:                            NEW JERSEY STEEL CORPORATION



                                   By:
                                   Name:     Kenneth J. Leonard
                                   Title:    President


                                   By:

                                   Name:     Paul Roik
                                   Title:    Vice President, Finance


                                   MIDLANTIC BANK, NATIONAL
ASSOCIATION



                                   By:
                                   Name:     Susan M. Graham
                                   Title     Vice President

                           SCHEDULE A
                         (Section 1.1)


List of Senior Notes


1. $20,000,000.00 Restated Secured Revolving Loan Note, dated the date hereof, from Company to Senior Creditor.


2. $7,500,000.00 Restated Term Loan Note, dated the date hereof, from Company to Senior Creditor.



                           SCHEDULE B
                          (Section 1.2)



List of Subordinated Note(s) and Agreement(s)

1. Credit Agreement, dated the date hereof, between the Company and Subordinated Creditor.

2. Subordinated Revolving Credit Note, dated the date hereof, from the Company payable to the order of Subordinated Creditor.

3. Security Agreement, dated the date hereof, between Subordinated Creditor and the Company.



                           EXHIBIT A



                 Copies of Subordinated Note(s)